UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2011
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On June 17, 2011, GSI Commerce, Inc. (“GSI”), a Delaware corporation, completed its merger (the “Merger”) with Gibraltar Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of eBay Inc. (“eBay”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 27, 2011 (the “Merger Agreement”), among GSI, eBay and Merger Sub. As a result of the Merger, GSI is now wholly owned by eBay.

Item 1.01	Entry into a Material Definitive Agreement
In connection with the Merger, the indenture (the “Indenture”) relating to GSI’s 2.50% Convertible Senior Notes due 2027 (the “Notes”) was amended pursuant to the First Supplemental Indenture, dated as of June 17, 2011 (the “Supplemental Indenture”) to provide that, as a result of the Merger, if a holder exercises its right to convert its Notes in accordance with the provisions of the Indenture (other than a conversion “in connection with” a Make-Whole Fundamental Change (as defined in the Supplemental Indenture) that occurs from June 17, 2011 until the Fundamental Change Repurchase Date (as defined in the Supplemental Indenture) relating to the Merger), GSI will pay to such holder, in full satisfaction of GSI’s obligations with respect to such conversion, cash in an amount equal to $986.00 for each $1,000 in principal amount of the Notes to be converted, which amount represents the $29.25 per share cash consideration payable in the Merger plus an additional $0.33 per share in cash in respect of the 33.3333 shares of GSI common stock otherwise issuable upon conversion of $1,000 in principal amount of the Notes. Upon a conversion “in connection with” the Make-Whole Fundamental Change that occurs from June 17, 2011 until the Fundamental Change Repurchase Date relating to the Merger, GSI will pay to such holder, in full satisfaction of GSI’s obligations with respect to such conversion, cash in an amount equal to $1,135.38 for each $1,000 in principal amount of the Notes to be converted. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement
On June 17, 2011, in connection with the Merger, GSI repaid in full all outstanding loans, together with interest and all other amounts, if any, due in connection with such repayment under the Credit Agreement, dated as of February 9, 2011, by and among GSI and GSI Commerce Solutions, Inc., as co-borrowers, a group of lenders party thereto, Bank of America, N.A., as Administrative Agent for such lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (the “Credit Facility”) and terminated the Credit Facility. No penalties were due in connection with such repayments. The remaining obligations of GSI under the Credit Facility generally are limited to certain remaining contingent indemnification obligations under such Credit Facility. Borrowings under the Credit Facility bore interest, at GSI’s option, at either (i) a “base rate” (“Base Rate”) equal to, for any day, a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.5%, (b) the Agent’s “prime rate” and (c) the London Interbank Offered Rate (“LIBOR”) for a three-month Interest Period plus 1.00%, in each case plus an applicable margin, or (ii) a rate derived from LIBOR as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin. In each case, the applicable margin is determined by GSI’s Leverage Ratio (as defined in the Credit Facility) and in the case of Base Rate term loans ranges from 1.25% to 2.50%, in the case of LIBOR term loans ranges from 2.25% to 3.50%, in the case of Base Rate revolving loans ranges from 0.90% to 2.00% and in the case of LIBOR revolving loans ranges from 1.90% to 3.00%. The revolving credit commitment (whether used or unused) under the Credit Facility at any time was subject to a facility fee ranging from 0.35% to 0.50% based on GSI’s Leverage Ratio. The Credit Facility contained customary covenants and events of default. The foregoing description of the Credit Facility is qualified in its entirety by reference to the Credit Facility, which is incorporated by reference to Exhibit 10.1 to GSI’s Current Report on Form 8-K filed on February 10, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets
On June 17, 2011, GSI and eBay consummated the transactions contemplated by the Merger Agreement. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger was effective on June 17, 2011 (the “Effective Time”). At the Effective Time, all outstanding shares of common stock of GSI, par value $0.01 per share (the “Common Stock”), other than shares held by GSI, eBay, Merger Sub or any of their subsidiaries and shares held by stockholders, if any, who validly perfected their appraisal rights under Delaware law, converted into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes. The Merger Agreement further provided that at the Effective Time:
•	All outstanding Common Stock that was unvested or subject to a repurchase option, risk of forfeiture or other condition converted into a right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, which right will remain unvested and subject to the same repurchase option, risk of forfeiture or other condition previously applicable to such Common Stock, and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates;
•	Each outstanding stock option to acquire shares of Common Stock, to the extent vested immediately prior to the Effective Time, including the options that vested contingent upon the consummation of the merger, terminated and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding taxes) equal to (i) the number of shares of Common Stock underlying the option multiplied by (ii) the difference between (A) $29.25, and (B) the exercise price per share of such option;
•	Each outstanding stock option to acquire shares of Common Stock, to the extent unvested immediately prior to the Effective Time, converted into an option to purchase eBay common stock in an amount equal to (i) the number of shares of Common Stock underlying such option immediately prior to the Effective Time, multiplied by (ii) a ratio (the “Conversion Ratio”) equal to (A) $29.25 divided by (B) $29.77, the average of the closing sale prices of a share of eBay common stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the Effective Time, rounding the resulting number down to the nearest whole number of shares of eBay common stock;
•	Each restricted stock unit of GSI, to the extent vested immediately prior to the Effective Time, converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of Common Stock underlying the restricted stock unit multiplied by (ii) $29.25; and
•	Each restricted stock unit of GSI, to the extent unvested immediately prior to the Effective Time, converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock equal to (i) the number of shares of Common Stock subject to such restricted stock unit immediately prior to the Effective Time, multiplied by (ii) the Conversion Ratio, rounding down the product to the nearest whole number of shares of eBay common stock.
In addition, as previously disclosed in GSI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2011, pursuant to that certain memorandum of understanding, dated June 10, 2011 (the “MOU”), entered into with respect to the consolidated action captioned In Re GSI Commerce, Inc. Shareholder Litigation, Consol. C.A. No. 6346-VCN, pending in the Court of Chancery of the State of Delaware, eBay will pay a settlement amount (the “Settlement Amount”) equal to $0.33 per share to GSI stockholders who held GSI common stock and/or GSI equity incentive awards on the Effective Date, but excluding (1) GSI common stock and GSI equity incentive awards held by GSI’s directors and senior officers and (2) any shares of GSI common stock that are obtained through a conversion of any GSI debt securities on or after June 9, 2011. The payment of the Settlement Amount is separate and distinct from the payment of the $29.25 per share merger consideration to be paid pursuant to the terms of the Merger Agreement to all of the stockholders of GSI (including those who will not receive the Settlement Amount) but will be paid contemporaneously with the payment of such per share merger consideration.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
The information provided in response to Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant
The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The total merger consideration paid by eBay for the outstanding shares of Common Stock and vested equity awards was approximately $2.2 billion. The source of funds for the cash consideration was readily available funds. Upon the Effective Time, the Merger constituted a change of control of GSI, resulting in GSI becoming a wholly-owned subsidiary of eBay. There are no known arrangements which may at a subsequent date result in a change of control of GSI.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
(b)
Pursuant to the terms of the Merger Agreement, each member of the board of directors of GSI resigned immediately prior to the Effective Time, and Michael G. Rubin, Michael R. Conn, Damon Mintzer and J. Scott Hardy resigned from each of their respective positions as officers of GSI. Messrs. Mintzer and Hardy will each continue as an employee of GSI.
(c)
Effective upon the resignation of Mr. Rubin, Christopher Saridakis was elected to the position of President of GSI and will become GSI’s Principal Executive Officer. Mr. Saridakis, 42, has served as the chief executive officer of GSI’s Global Marketing Service segment since May 2010. From December 2007 to May 2010, Mr. Saridakis served as senior vice president and chief digital officer of Gannett Co., Inc. Prior to joining Gannett, Mr. Saridakis served as chief executive officer of PointRoll, Inc. from June 2003 to December 2007. There is no arrangement or understanding between Mr. Saridakis and any other persons pursuant to which he was elected as President of GSI. Mr. Saridakis has no family relationship with any director or executive officer of GSI.
Effective upon the resignation of Mr. Conn, Scott Rosenberg was elected to the position of Chief Financial Officer of GSI and will become GSI’s Principal Financial and Accounting Officer. Mr. Rosenberg, 47, has served as GSI’s Senior Vice President Enterprise Finance & Strategic Planning since April 2011. He served as CFO of GSI’s Global eCommerce Services segment from April 2010 to 2011, as GSI’s Senior Vice President, Finance from April 2008 through March 2010, GSI’s Vice President, Finance from April 2005 through March 2008, and GSI’s Vice President, Financial Planning and Analysis from August 2003 through March 2005. There is no arrangement or understanding between Mr. Rosenberg and any other persons pursuant to which he was elected as Chief Financial Officer of GSI. Mr. Rosenberg has no family relationship with any director or executive officer of GSI.

(d)
Following the resignation of each member of the board of directors of GSI, Michael R. Jacobson, Christopher Saridakis and Robert H. Swan were elected to the board of directors. There is no arrangement or understanding between each of Messrs. Jacobson, Saridakis and Swan and any other persons pursuant to which each such person was elected as a director. There are no relationships between each such and GSI that would require disclosure pursuant to Item 404(a) of Regulation S-K.
(e)
On June 16, 2011, the compensation committee of the board of directors of GSI granted to Mr. Saridakis a performance award (the “Award”) pursuant to the GSI Commerce, Inc. 2010 Equity Incentive Plan and a Performance Award Agreement (the “Award Agreement”). The Award will be equal to $7,500,000 multiplied by the total number of EBITDA thresholds (as defined in the Award Agreement) that are attained by the Business Unit (as defined in the Award Agreement) and will be earned over four calendar years beginning with the 2012 calendar year and ending with the 2015 calendar year. The maximum aggregate amount payable under the Award Agreement is $30 million. Any payout of the Award is subject to the achievement of the performance criteria set forth in the Award Agreement and Mr. Saridakis’ continuous employment with GSI through the first business day after January 1, 2016. However, upon a termination due to death or without Cause (as defined in the Award Agreement), the Award Agreement provides for pro-rated vesting through the last day of the performance period prior to the date of termination. The foregoing summary is qualified in its entirety by reference to the complete text of the Award Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Current Report on Form 8-K.
On June 16, 2011, the board of directors of GSI approved the entry into a separation agreement (the “Separation Agreement”) with Mr. Conn. The Separation Agreement is subject to the non-revocation of a release of claims against GSI by Mr. Conn (the “Release”). In exchange for the Release, the Separation Agreement provides for full vesting of all unvested equity awards held by Mr. Conn immediately prior to the Effective Time. The Separation Agreement also provides for payment upon Mr. Conn’s termination of an amount equal to $5,000,000 pursuant to the terms of the Transaction Incentive Agreement entered into on March 27, 2011 by and between the Mr. Conn and GSI and payment of an amount equal to $174,062.50 representing accrued and unpaid bonus through the termination date. The foregoing summary is qualified in its entirety by reference to the complete text of the Separation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference into this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of GSI were amended and restated to be in the form of the certificate of incorporation and bylaws of Merger Sub. The amended certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of March 27, 2011, by and among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 28, 2011). The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

3.1	Amended and Restated Certificate of Incorporation of GSI Commerce, Inc., adopted June 17, 2011.

3.2	Amended and Restated Bylaws of GSI Commerce, Inc., adopted June 17, 2011.

10.1	First Supplemental Indenture, dated as of June 17, 2011, to the Indenture, dated as of July 2, 2007, between GSI Commerce, Inc. and The Bank of New York Mellon, as trustee.

10.2	GSI Commerce, Inc. 2010 Equity Incentive Plan Performance Award Agreement for Christopher Saridakis granted on June 16, 2011.

10.3	Separation Agreement, entered into as of June 17, 2011, by and between GSI Commerce, Inc. and Michael R. Conn.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
June 17, 2011	By:	/s/ Scott Rosenberg
		Name:	Scott Rosenberg
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 27, 2011, by and among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 28, 2011). The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

3.1	Amended and Restated Certificate of Incorporation of GSI Commerce, Inc., adopted June 17, 2011.

3.2	Amended and Restated Bylaws of GSI Commerce, Inc., adopted June 17, 2011.

10.1	First Supplemental Indenture, dated as of June 17, 2011, to the Indenture, dated as of July 2, 2007, between GSI Commerce, Inc. and The Bank of New York Mellon, as trustee.

10.2	GSI Commerce, Inc. 2010 Equity Incentive Plan Performance Award Agreement for Christopher Saridakis granted on June 16, 2011.

10.3	Separation Agreement, entered into as of June 17, 2011, by and between GSI Commerce, Inc. and Michael R. Conn.